Exhibit 99.E(i)


                          AMENDMENT NO. 1 TO EXHIBIT A
                                       TO
                          DISTRIBUTION AGREEMENT


This Agreement relates to the following Portfolios of the Trust:

     PBHG Growth II Portfolio
     PBHG Large Cap Growth Portfolio
     PBHG Small Cap Value Portfolio
     PBHG Select Value Portfolio
     PBHG Technology & Communications Portfolio
     PBHG Select 20 Portfolio
     PBHG Mid-Cap Value Portfolio
     PBHG Small Cap Growth Portfolio
     PBHG Stable Value Portfolio


DATED: ____________________, 2002



PBHG INSURANCE SERIES FUND                   PBHG FUND DISTRIBUTORS


Name: ______________________                 Name: _______________________

Title: _____________________                 Title: ______________________